SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           Big Sky Transportation Co.
             (Exact Name of Registrant as Specified in its Charter)

      Montana                                       81-0387503
(State or Other Juris-                            (I.R.S. Employer
 diction of Incorporation                         Identification Number)
 or Organization)

                               1601 Aviation Place
                             Billings, Montana 59105
              (Address of Principal Executive Office and Zip Code)




              Big Sky Transportation Co. Special Stock Option Plan
                            (Full Title of the Plan)


                                Terry D. Marshall
                           Big Sky Transportation Co.
                               1601 Aviation Place
                             Billings, Montana 59105
                                 (406) 245-9449
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)




                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

  1996 Series Common
  Stock issuable upon
  exercise of options
   granted under the
     Special Plan              10,000 shares                 $1.1875                    $11,875                  $3.60

        TOTAL:                                                                                                   $3.60
================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's 1996 Series Common Stock on February 28, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

                    (a)  The Registrant's latest annual report filed pursuant to
                         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

                    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

                    (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Montana Business Corporation Act provides that a director or officer of a corporation (i) shall, unless limited by the Articles of Incorporation, be indemnified by the

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corporation  for expenses in defense of any action or proceeding if the director or officer is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding and
(ii) may be indemnified by the corporation for expenses, judgments, fines, penalties and amounts paid in settlement of a proceeding, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), provided that no indemnification is permitted without court approval if the director or officer was adjudged liable to the corporation. The Registrant's Articles of Incorporation do not limit the Registrant's obligation to indemnify its directors and officers.

     The Registrant's Articles of Incorporation limit the liability of its directors as permitted by the Montana Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for any action taken or any failure to take any action as a director, except for
(i) the amount of financial benefit received by a director to which a director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) an unlawful distribution to shareholders or (iv) an intentional violation of criminal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5        Opinion and Consent of Wright, Tolliver and Guthals, P.C.
                  relating to the legality of securities under the Special Stock Option Plan.

         23.1 Consent of Wright, Tolliver and Guthals, P.C. -- included in their opinion filed as Exhibit 5.

         23.2     Consent of KPMG Peat Marwick LLP.

         24       Power of Attorney from certain directors.

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                                    and   (a)(1)(ii)   do  not   apply   if  the
                                    information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by

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                  controlling  precedent,  submit  to  a  court  of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.





                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, Montana, on the 20th day of December, 1996.


                                   BIG SKY TRANSPORTATION CO.
                                   (the "Registrant")



                                    By /s/ Terry D. Marshall
                                       Terry D. Marshall
                                       President and Chief Executive Officer




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                               (Power of Attorney)


     Each of the undersigned constitutes and appoints Jon Marchi and Terry D. Marshall his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Big Sky Transportation Co. relating to the Company's Special Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 Signature                  Title                             Date


/s/ Terry D. Marshall       President, Chief Executive        December 20, 1996
Terry D. Marshall           Officer and Director (principal
                            executive officer)


/s/ Jon Marchi              Treasurer and Director            February 12, 1997
Jon Marchi                  (principal financial officer)


/s/ Karie Kane              Principal Accounting Officer      December 23, 1996
Karie Kane


/s/ Jack K. Daniels         Director                          February 12, 1997
Jack K. Daniels


/s/ Craig Denney            Director                          December 20, 1996
Craig Denney


/s/ Stephen D. Huntington   Director                          February 12, 1997
Stephen D. Huntington


/s/ Alan D. Nicholson       Director                          February 12, 1997
Alan D. Nicholson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                           BIG SKY TRANSPORTATION CO.



                         Form S-8 Registration Statement




                             E X H I B I T   I N D E X



Exhibit
Number                      Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney